As filed with the Securities and Exchange Commission on April 27, 2000.

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933


                            MFN FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                                       36-3627010
         (State or Other Jurisdiction of             (I.R.S. Employer
         Incorporation or Organization)             Identification No.)

                           100 FIELD DRIVE, SUITE 340
                           LAKE FOREST, ILLINOIS 60045
                    (Address of Principal Executive Offices)

                              Executive Option Plan
                 MFN Financial Corporation Amended and Restated
                1989 Stock Option and Incentive Compensation Plan
                            (Full Title of the Plans)

                                 MARK E. DAPIER
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            MFN FINANCIAL CORPORATION
                           100 FIELD DRIVE, SUITE 340
                           LAKE FOREST, ILLINOIS 60045
                     (Name and Address of Agent For Service)

                                 (847) 295-8600
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                            Proposed        Proposed
                   Title of                                  Maximum         Maximum
                   Securities             Amount            Offering        Aggregate        Amount of
                   to be                   to be              Price         Offering       Registration
                   Registered           Registered1        Per Share2        Price2             Fee

Common Stock (par value              1, 950,000 Shares       $ 5.875      $ 11,456,250        $ 3,025
$.01 per share)

1 An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

2 Estimated solely for the purpose of calculating the registration fee in accordance with rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the OTC Bulletin Board on April 24, 2000.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

                  The following documents are incorporated by reference into this registration statement:

                  (a) The Annual Report of MFN Financial Corporation, formerly known as Mercury Finance Company (the "Company") on Form 10-K for the year ended December 31, 1999, which has heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

                   (b) The description of the Company's Common Stock is contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         -------------------------

                  The securities to be offered are registered under Section 12(g) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

                  Certain provisions of the General Corporation Law of the State of Delaware provide that the Company may indemnify the directors and officers of the Company and affiliated companies against liabilities and expenses incurred by reason of the fact that such persons were serving in such capacities, subject to certain limitations and conditions set forth in the statute. Article Six of the Amended and Restated Certificate of Incorporation of the Company provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law.

                  The Company has contractually agreed to indemnify, and advance expenses to, its directors and officers pursuant to indemnification agreements and to the fullest extent permitted by Delaware law or the Company's Certificate of Incorporation. The indemnification agreements between the Company and its directors and officers generally provide that the director or officer will be entitled to such indemnification if such director or officer acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his/her conduct was unlawful. The indemnification agreements further provide that the director or officer will be entitled to advancement of expenses upon an undertaking by such director or officer to repay any advanced expenses if it is ultimately determined that the director or officer is not entitled to be indemnified for such expenses. See the Form of Indemnification Agreement between the Company and Certain Directors and Officers, which the Company has filed with the Commission as Exhibit 10E to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, for more information.

                  The Company also maintains directors and officers liability insurance covering certain directors and officers of the Company against claims arising out of the performance of their duties.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

                  Not applicable.

Item 8.  Exhibits.
         --------

                  Reference is made to the Exhibit Index.

Item 9.  Undertakings.
         ------------

                  The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 26th day of April, 2000.

                          MFN FINANCIAL CORPORATION


                          By: /s/ Edward G. Harshfield
                              ------------------------
                              Edward G. Harshfield
                              Chairman, President and Chief Executive Officer


                                POWER OF ATTORNEY

                  We, the undersigned officers and directors of MFN Financial Corporation, hereby severally constitute Jeffrey B. Weeden and Edward G. Harshfield, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable MFN Financial Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

                  Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 26th day of April, 2000.

Signature                                      Title

/s/ Edward G. Harshfield        Chairman and Chief Executive Officer
------------------------------     (principal executive officer)
Edward G. Harshfield


/s/ Mark D. Whitam              Chief Financial Officer
------------------------------     (principal financial and accounting officer)
Mark D. Whitam


/s/ Robert Stucker              Director
Robert Stucker


/s/ Andrew C. Halvorsen         Director
------------------------------
Andrew C. Halvorsen


/s/ Martin L. Solomon           Director
------------------------------
Martin L. Solomon


/s/ George R. Zoffinger         Director
------------------------------
George R. Zoffinger

/s/ Michael A. Kramer           Director
------------------------------
Michael A. Kramer


/s/ Thomas L. Gooding           Director
------------------------------
Thomas L. Gooding

                                  EXHIBIT INDEX

Exhibit Number                           Description
--------------                           -----------

      5                  Opinion (including consent) of McDermott, Will & Emery

     23.1                Consent of Grant Thornton LLP

     23.2                Consent of Arthur Andersen LLP